UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material pursuant to §240.14a-12

EDGEWATER BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 14, 2015
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Edgewater Bancorp, Inc. The Annual Meeting will be held at The Oak Room at The Citadel, 91 Hinkley Street, Benton Harbor, Michigan 49022 on May 14, 2015, at 9:00 a.m., local time.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Edgewater Bancorp, Inc. Also enclosed for your review is our 2014 Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.
The business to be conducted at the Annual Meeting consists of  (i) the election of four directors and (ii) the ratification of the appointment of BKD, LLP as independent registered public accounting firm for the year ending December 31, 2015. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Edgewater Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.
Our Proxy Statement and the 2014 Annual Report to Stockholders are available at www.edocumentview.com/egdw.
Sincerely,

Richard E. Dyer
President and Chief Executive Officer

Edgewater Bancorp, Inc.
321 Main Street
St. Joseph, Michigan 49085
(269) 982-4175
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2015
Notice is hereby given that the Annual Meeting of Stockholders of Edgewater Bancorp, Inc. will be held at The Oak Room at The Citadel, 91 Hinkley Street, Benton Harbor, Michigan 49022 on May 14, 2015, at 9:00 a.m., local time.
A Proxy Card and Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:
1.
the election of four directors;

2.
the ratification of the appointment of BKD, LLP as independent registered public accounting firm for the year ending December 31, 2015; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 30, 2015 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF EDGEWATER BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.
By Order of the Board of Directors

Cheryl Moeslein
Secretary
St. Joseph, Michigan
April 14, 2015
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND EDGEWATER BANCORP, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.EDOCUMENTVIEW.COM/EGDW.

PROXY STATEMENT
Edgewater Bancorp, Inc.
321 Main Street
St. Joseph, Michigan 49085
(269) 982-4175
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2015
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Edgewater Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at The Oak Room at The Citadel, 91 Hinkley Street, Benton Harbor, Michigan 49022 on May 14, 2015, at 9:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 14, 2015.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Edgewater Bancorp, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of BKD, LLP as our independent registered public accountants for the year ending December 31, 2015.
Proxies may be revoked by sending written notice of revocation to the Secretary of Edgewater Bancorp, Inc. at the address shown above, or by filing a duly executed proxy bearing a later date or by following the internet or telephone instructions on the enclosed proxy card or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.
If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.
VOTING SECURITIES AND PRINCIPAL HOLDERS
Except as otherwise noted below, holders of record of Edgewater Bancorp, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on March 30, 2015 are entitled to one vote for each share then held. As of March 30, 2015, there were 667,898 shares of common stock issued and outstanding.
Principal Holders
Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 30, 2015, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers and the Edgewater Bank Employee Stock Ownership Plan is 321 Main Street, St. Joseph, Michigan 49085.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1), (2)	Percent of Shares of Common Stock Outstanding
Five Percent Stockholders
Edgewater Bank ESOP	53,431(2)	8.00%
Directors, Nominees and Executive Officers
Richard E. Dyer, President, Chief Executive Officer and Director	12,200(3)	1.83%
Kenneth F. Ankli III, Chairman of the Board	15,000(4)	2.25%
F. Ronald Gelesko, Director(5)	2,500	*
Robert D. Gottlieb, Director	10,000(6)	1.50%
James R. Marohn, Director	10,000	1.50%
Stephen Ross, Director	10,000(7)	1.50%
Thomas L. Starks, Director	12,000(8)	1.80%
Norma Tirado-Kellenberger, Nominee(9)	500	*
Lynn C. Todman, Nominee(10)	—	—
Coleen S. Frens-Rossman, Senior Vice President and Chief Financial Officer	20,000(11)	2.99%
Maria Kibler, Vice President and Senior Retail Officer	10,000(12)	1.50%
Cheryl Moeslein, Vice President of Human Resources and Secretary	8,000(13)	1.20%
All directors, nominees and executive officers as a group (12 persons)	110,200	16.50%

*
Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)
Because none of the shares held in our ESOP have been allocated to participant accounts as of the record date, each ESOP participant was deemed to have one share allocated to his or her account for the sole purpose of providing the ESOP trustee with voting instructions with respect to the unallocated shares. The ESOP trustee will vote the unallocated stock in proportion to the voting instructions received from ESOP participants with respect to the deemed allocated shares.

(3)
Includes 10,000 shares held in Edgewater Bank’s 401(k) plan, 2,000 shares held by Mr. Dyers’ spouse, over which Mr. Dyer is deemed to have shared voting and investment power, and 200 shares held by Mr. Dyer’s children, over which Mr. Dyer is deemed to have voting and investment power.

(4)
Includes 10,000 shares held by Brammall Supply Co., a corporation of which Mr. Ankli is the owner.

(5)
Mr. Gelesko attained the age of 70 during his current term and, in accordance with the Company’s Bylaws, may not be nominated for re-election.

(6)
Includes 10,000 shares held in an IRA for the benefit of Mr. Gottlieb.

(7)
Includes 10,000 shares held in an IRA for the benefit of Mr. Ross.

(8)
Includes 10,000 shares held by Mr. Starks and 2,000 shares held by Mr. Starks’ children, over which Mr. Starks is deemed to have voting and investment power.

(9)
Ms. Tirado-Kellenberger was nominated for election as a member of the Board of Directors to replace Mr. Gelesko, who is ineligible for nomination in accordance with the Company’s Bylaws.

(10)
Ms. Todman was nominated for election as a member of the Board of Directors to fill a vacancy created by the increase in the size of the Board of Directors that is effective at the Annual Meeting.

(11)
Includes 10,000 shares held in an IRA for the benefit of Ms. Frens-Rossman and 10,000 shares held in an IRA for the benefit of Ms. Frens-Rossman’s spouse, over which Ms. Frens-Rossman is deemed to have shared voting and investment power.

(12)
Includes 10,000 shares held in an IRA for the benefit of Ms. Kibler.

(13)
Includes 500 shares held in Edgewater Bank’s 401(K) Plan, 1,500 shared held in an IRA for the benefit of Ms. Moeslein, and 6,000 shares held in an IRA for the benefit of Ms. Moeslein’s spouse, over which Ms. Moeslein is deemed to have shared voting and investment power.

Quorum
The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
Limitations on Voting
In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.
Method of Counting Votes
As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.
As to the ratification of the appointment of BKD, LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of BKD, LLP as the independent registered public accounting firm for the year ending December 31, 2015.
In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.
Participants in the ESOP
Participants in the Edgewater Bank Employee Stock Ownership Plan (the “ESOP”) will receive a Vote Authorization Form that reflects all of the shares that participants may direct the trustee to vote on his or her behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your ESOP Vote Authorization Forms is Tuesday, May 11, 2015 at 5:00 p.m. local. Telephonic and internet voting cutoff is 5:00 p.m. local time.

PROPOSAL I — ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of seven members, and following the Annual Meeting will be comprised of eight members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Annual Meeting to serve for a three-year period, one director will be elected at the Annual Meeting to serve for a two-year period, and one director will be elected at the Annual Meeting to serve for a one-year period, in each case until their respective successors shall have been elected and shall qualify. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, has nominated each of Norma Tirado-Kellenberger and Thomas L. Starks to serve as directors for three-year terms, has nominated Lynn C. Todman to serve as director for a two-year term, and has nominated Robert D. Gottlieb to serve as director for a one-year term. Mr. Gottlieb has been nominated for a term of only one year because he has expressed a desire to retire after one more year of service, and the Board of Directors believes that he will provide valuable guidance to Mses. Tirado- Kellenberger and Todman in their first year of service, and that his service during a one-year transition period is important to the leadership succession of a board that includes two new directors. Ms. Tirado- Kellenberger was nominated by the Board of Directors to replace Director F. Ronald Gelesko, who attained the age of 70 during his current term and, in accordance with the Company’s Bylaws, may not be nominated for re-election. Ms. Todman was nominated to fill a vacancy on the Board of Directors created by an increase in the size of the Board of Directors, which increase is effective as of the date of the Annual Meeting. She has been nominated for a term of two years in order to maintain the size of the classes as equal as possible in accordance with the Company’s Bylaws. Each of Messrs. Gottlieb and Starks is currently a director of Edgewater Bancorp, Inc. Mses. Todman and Tirado-Kellenberger and Messrs. Gottlieb and Starks have each agreed to serve, if elected, and have consented to being named in this proxy statement.
The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.
Name	Position(s) Held With Edgewater Bancorp, Inc.	Age(1)	Director Since(2)	Current Term Expires
NOMINEES
Robert D. Gottlieb	Director (nominated for one-year term expiring in 2016)	68	1992	2015
Thomas L. Starks(3)	Director (nominated for three-year term expiring in 2018)	56	2014	2015
Norma Tirado-Kellenberger(4)	Nominee (nominated for three-year term expiring in 2018)	52	N/A	N/A
Lynn C. Todman(5)	Nominee (nominated for two-year term expiring in 2017)	57	N/A	N/A
CONTINUING DIRECTORS
Kenneth F. Ankli III	Chairman of the Board	58	2004	2016
Stephen Ross	Director	55	2006	2016
Richard E. Dyer	President, Chief Executive Officer and Director	56	2009	2017
James R. Marohn	Director	47	2012	2017
DIRECTORS WHO ARE NOT CONTINUING IN OFFICE
F. Ronald Gelesko(6)	Director	72	1993	2015
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Coleen S. Frens-Rossman	Senior Vice President and Chief Financial Officer	54	N/A	N/A
Maria Kibler(7)	Vice President and Senior Retail Officer	54	N/A	N/A
Cheryl Moeslein(8)	Vice President and Secretary	54	N/A	N/A

1)
As of December 31, 2014.

2)
Includes service with Edgewater Bank and Edgewater Bancorp, Inc.

3)
Mr. Starks was appointed to the Board of Directors effective April 11, 2014.

4)
Ms. Tirado-Kellenberger was nominated for election as a member of the Board of Directors to replace Mr. Gelesko, who is ineligible for nomination in accordance with the Company’s Bylaws.

5)
Ms. Todman was nominated for election as a member of the Board of Directors to fill a vacancy created by the increase in the size of the Board of Directors that is effective at the Annual Meeting.

6)
Mr. Gelesko attained the age of 70 during his current term and, in accordance with the Company’s Bylaws, may not be nominated for re-election.

7)
Not an officer of Edgewater Bancorp, Inc.

8)
Ms. Moeslein serves as Vice President of Administrative Services and Secretary of Edgewater Bank.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Each director of Edgewater Bancorp, Inc. is also a director of Edgewater Bank, and it is expected that each of Mses. Todman and Tirado-Kellenberger will be appointed to serve as a director of Edgewater Bank following the Annual Meeting.
Director Nominees
Robert D. Gottlieb is retired. From 1980 to 2012, he served in a variety of roles at Wolverine Mutual Insurance Company, a property and casualty insurance company, most recently as chief financial officer from 1992 to 2012, and as a member of the board of directors from 1992 to current. Mr. Gottlieb served in the United States Air Force from 1968 to 1972 with a one-year tour in Vietnam. Mr. Gottlieb currently serves on the board of directors of the Box Factory for the Arts and Lakeland Health Foundation. Prior to retirement he served on the board of directors of Berrien Community Foundation, Lake Michigan College Foundation, Point O’ Woods, and Dowagiac Public Schools. Mr. Gottlieb holds a bachelor’s degree from the University of Colorado and an MBA from the Wharton School at the University of Pennsylvania. Mr. Gottlieb was selected to serve as a director because his experience managing a business and serving as director provides the board of directors with general business acumen and valuable insight into corporate governance matters. In addition, his experience on the Board of Directors will provide valuable guidance to the Company’s new directors.
Norma Tirado-Kellenberger is Vice President of Human Resources and Information Systems of Lakeland Healthcare, a healthcare system consisting of three acute-care hospitals, physician clinics, long-term care, homecare, hospice, reference laboratory, outpatient services & surgery facility, and cancer care center, headquartered in St. Joseph, Michigan. Prior to that, from 2000 to 2010, she served as Senior Vice President at Agnesian Healthcare in Fond du Lac, Wisconsin. Ms. Tirado-Kellenberger serves on the board of Cornerstone Alliance, Southwest Michigan Symphony Orchestra, Benton Harbor Promise Zone Foundation, and Michigan Great Southwest Strategic Leadership Council. She is also active in numerous human resource and healthcare professional organizations. Ms. Tirado-Kellenberger holds a bachelor’s degree from Marquette University and an Executive M.B.A. degree from the University of Wisconsin-Madison. Ms. Tirado-Kellenberger was selected to serve as a director because her experience and knowledge in the areas of human resource management and information systems, and her knowledge of our market area, provides the board of directors with insight into the needs of local businesses and business development opportunities.
Lynn C. Todman, Ph.D., M.C.P., is a Research Assistant and Visiting Scholar at Massachusetts Institute of Technology of Cambridge, Massachusetts and a Consultant for Lakeland Healthcare of St. Joseph, Michigan. Ms. Todman previously served as Vice President and member of the Executive Leadership Team at Adler School of Professional Psychology of Chicago, Illinois; Faculty Collaborator at Universita degli Stui di Milano and Politecnico di Milano of Milano, Italy; Visiting Scholar at University of Notre Dame of South Bend, Indiana, and Principal Research Associate at Western Michigan University of Kalamazoo, Michigan. She is the author of numerous publications and presentations. Ms. Todman serves on the boards of Heartland Alliance for Human Rights and Human Needs, Benton Harbor Promise Zone Foundation, MIT Center of International Studies and MIT Corporation Visiting Committee. Ms. Todman holds a bachelor’s degree from Wellesley College, a Master’s degree in City Planning from Massachusetts Institute of Technology, and a Doctorate in Urban and Regional Planning from Massachusetts Institute of

Technology. Ms. Todman was selected to serve as a director because her experience and knowledge in the areas of planning, community development, and human behavior provides the board of directors with valuable insight into the social and economic characteristics of our communities and the role of our business in our communities.
Thomas L. Starks serves as the President and owner of Starks Family Funeral Homes and Cremation Services, a multi-location company offering the full range of funeral and cremation services throughout the entire Southwest Michigan area.. He graduated from the University of Wyoming with a Bachelor’s of Science Degree in Business, and also received an Associate’s Degree in Applied Science from the Cincinnati College of Mortuary Science. Mr. Starks is very involved in the local community, serving as a board member of several local non-profit organizations over the past two decades. He is actively involved in the St. Joseph-Benton Harbor Rotary Club and is an honorary board member of Lory’s Place. He is a member of the St. Joseph Catholic Church and the St. Joseph River Yacht Club. Mr. Starks was selected to serve as a director because his experience managing a business and his educational background provides the board of directors with general business knowledge, and because his extensive experience serving customers in our local business community provide the board of directors with a unique perspective on our local market and business development opportunities.
Directors
Richard E. Dyer is our president and chief executive officer, a position he has held since December 2008. Mr. Dyer has over 34 years of banking experience, specifically as a community bank chief executive officer and in the areas of troubled institution resolution, problem asset management and commercial and industrial lending. In addition, Mr. Dyer is a native of St. Joseph. Prior to joining Edgewater Bank, he served as president and chief executive officer of FNB Financial Corporation, Inc, holding company for The First National Bank of Three Rivers, in Three Rivers, Michigan from 2001 until its sale in 2008. Previously, he served in a variety of roles, including senior vice president, at Huntington National Bank (formerly First Michigan Bank Corporation) in Grand Rapids, Michigan from 1997 to 2000, president and chief executive officer of FMB-Old State Bank in Fremont, Michigan from 1993 to 1997, regional vice president and commercial lending officer of FMB-First Michigan Bank of Holland, Michigan from 1984 to 1993, and commercial credit officer at Old Kent Bank and Trust Company in Grand Rapids, Michigan from 1980 to 1984. Mr. Dyer holds leadership and board level positions with a number of community organizations, including the Lakeland Health Foundation, Cornerstone Alliance, St. Joseph Today, Berrien Community Foundation, Southwest Michigan Economic Growth Alliance, St. Joseph-Benton Harbor Rotary Club, Krasl Center for the Arts and Michigan Great Southwest Strategic Leadership Council. Mr. Dyer holds a bachelor’s degree in economics from Kalamazoo College and an MBA from Grand Valley State University. He also is a graduate of The Stonier School of Banking at the University of Delaware. Mr. Dyer was selected to serve as a director because his extensive knowledge of community bank operations, especially with respect to troubled institution resolution and problem asset management, provides a unique perspective with respect to our current strategy, and his extensive knowledge of the local residential real estate market and the local business environment provides insight into economic and business trends in our market area.
Kenneth F. Ankli III is president and chief executive officer of Brammall Supply Co., an industrial distributorship that services manufacturers in southwestern Michigan and northwestern Indiana. He has held this position since 1992. Prior to this position, from 1987 until 1991, Mr. Ankli was general manager of Brammall. Mr. Ankli, a native of St. Joseph, Michigan, is president of the New Territory Arts Association and has served on the board of directors of the Heritage Museum and Cultural Center and Water Street Glassworks. He has also served a key leadership role in the development of the arts district in Benton Harbor, Michigan. Mr. Ankli holds a bachelor’s degree in Natural Resources from the University of Michigan. Mr. Ankli was selected to serve as a director because his experience managing a business provides the board of directors and the audit committee with insight into the review of financial statements and general business acumen, and his particular knowledge of and contacts in our local business community provide the board of directors with valuable insight into the needs of our business.
James R. Marohn is the president and co-owner of Doubleday Office Products, Inc., a retailer of office supplies and furniture located in Benton Harbor, Michigan, and president and co-owner of GTI Services, Inc., a supplier of office furniture installation, commercial moving, warehousing and related services located in Benton Harbor, Michigan. Mr. Marohn, a native of St. Joseph, Michigan, serves on a number of community organizations, including Cornerstone Alliance, Lake Michigan College Foundation, Berrien Community Foundation, St. Joseph-Benton Harbor Rotary Club, and Southwest Michigan Steelheaders. Mr. Marohn holds a bachelor’s degree in industrial and operations engineering from the University of Michigan and an MBA from Duke University. Mr. Marohn was selected to serve as a director because his experience operating his own business, his educational experience and his community involvement provide the board of directors with unique insights into business operations and financial performance, and with a unique perspective on the local market and business development opportunities.
Stephen Ross is a certified public accountant and is the owner of Stephen Ross & Company, P.C. Mr. Ross has over 30 years’ experience providing tax and accounting services to businesses and individuals. As a native of St. Joseph, Michigan, Mr. Ross serves on the boards of the St. Joseph-Benton Harbor Rotary Club and St. Joseph-Benton Harbor Rotary Foundation, along with serving as treasurer of religious organizations and political campaigns. Mr. Ross holds a bachelor’s in accounting from Michigan State University. Mr. Ross was selected to serve as a director because his experience as a certified public accountant provides the board of directors and audit committee with a high level of financial expertise and a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures and our accounting practices. In addition, his experience with businesses and individuals in our market area gives the board of directors insight with respect to the needs of our customers.
Executive Officers Who Are Not Directors
Coleen S. Frens-Rossman is our senior vice president and chief financial officer, positions she has held since joining Edgewater Bank in 2012. Ms. Frens-Rossman has over 28 years of experience managing the accounting and financial reporting of financial institutions. Prior to joining Edgewater Bank, she was senior vice president and controller at Colorado National Bank in Denver, Colorado from 2010 to 2012, chief financial officer of Front Range Bank in Lakewood, Colorado from 2008 to 2010, and in various financial roles, including affiliate chief financial officer and assistant corporate controller for Fifth Third Bank in Grand Rapids, Michigan and Tampa, Florida from 2000 to 2006. Ms. Frens-Rossman also served in financial, risk management, and audit roles at First of America Bank in Kalamazoo, Michigan, PrimeBank in Grand Rapids, Michigan, and Old State Bank of Fremont in Fremont, Michigan between 1982 and 1998. Ms. Frens-Rossman serves on the board of directors of the Southwest Michigan Symphony Orchestra. She holds a bachelor’s degree in accounting from Western Michigan University.
Maria A. Kibler joined Edgewater Bank as vice president and senior relationship banking officer in 2013. Ms. Kibler has over 30 years banking experience. Previously, Ms. Kibler served as vice president private banking at First Source Bank in St. Joseph, Michigan from 2012 to 2013, in various roles at Fifth Third Bank in St. Joseph, Michigan from 1991 to 2012, including vice president, finance center manager, public funds, and private banking, and as director of loan operations at LaPorte Bank & Trust Company in LaPorte, Indiana from 1987 to 1991. Ms. Kibler serves on the board of directors of Curious Kids Museum, Berrien County Council for Children, St. Joseph YMCA, and St. Joseph-Benton Harbor Rotary Club. Ms. Kibler holds a bachelor’s degree in Financial Planning from Purdue University.
Cheryl L. Moeslein is vice president and secretary of Edgewater Bancorp. She joined Edgewater Bank in 2009, and serves as vice president of Administrative Services including human resources, employee development, marketing, purchasing, and facilities, and secretary of Edgewater Bank. Ms. Moeslein has over 15 years varied banking experience through roles at Edgewater Bank, The First National Bank of Three Rivers in Three Rivers, Michigan, and First of America Bank in Kalamazoo, Michigan. Ms. Moeslein serves as a volunteer for numerous community organizations.
Board and Committee Independence
The Board of Directors has determined that each of our directors and nominees, with the exception of President and Chief Executive Officer Richard E. Dyer, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Dyer is not independent because he is one of our executive officers. Each director who serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” as defined in the listing standards of the Nasdaq Stock Market and applicable SEC regulations for purposes of service on each of such committees.

In determining the independence of the other directors, the Board of Directors considered the following facts, which are not required to be reported under “Transactions with Certain Related Persons.” During the fiscal year ended December 31, 2014, Edgewater Bank paid $22,954 for office supplies and furniture to Doubleday Office Products, Inc., a company of which James R. Marohn is President and co-owner. The Board of Directors determined that the payment of market prices for office supplies and furniture does not interfere with Mr. Marohn’s exercise of independent judgment in carrying out his responsibilities as a director.
Board Leadership Structure and Risk Oversight
We have divided the roles of President and Chief Executive Officer and Chairman of the Board. Richard E. Dyer, our President and Chief Executive Officer, is responsible for setting our strategic direction and providing day-to-day leadership. Kenneth F. Ankli III, our Chairman of the Board, provides guidance to the President and Chief Executive Officer, sets the agenda for and chairs meetings of the Board of Directors, works with the President and Chief Executive Officer and the secretary to ensure that the Board of Directors has adequate resources and information to support its activities, educates the Board of Directors as to its responsibilities, chairs meetings of the independent directors and serves as a liaison between the Board of Directors and management and among individual directors. Because we have separated these roles and appointed an independent director as Chairman of the Board, we do not have a separate lead independent director.
The Board of Directors is actively involved in oversight of risks that could affect Edgewater Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within Edgewater Bancorp, Inc. as well as through internal and external audits. Risks relating to the direct operations of Edgewater Bank are further overseen by the Board of Directors of Edgewater Bank, who are the same individuals who serve on the Board of Directors of Edgewater Bancorp, Inc. The Board of Directors of Edgewater Bank also has additional committees that conduct risk oversight separate from Edgewater Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.
References to our Website Address
References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.
Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2014, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis, except for a Form 3 filing by Thomas L. Starks that was filed late as a result of an administrative oversight.
Code of Ethics
Edgewater Bancorp, Inc. has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics is available on our website at www.edgewaterbank.com.

Attendance at Annual Meetings of Stockholders
Edgewater Bancorp, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. We did not hold an annual meeting of stockholders in 2014. All of our directors who were serving at the time of the 2014 annual meeting of members of Edgewater Bank, prior to the mutual-to-stock conversion, attended that meeting.
Communications with the Board of Directors
Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Edgewater Bancorp, Inc., 321 Main Street, St. Joseph, Michigan 49085, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.
Meetings and Committees of the Board of Directors
The business of Edgewater Bancorp, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Edgewater Bancorp, Inc. are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
The Board of Directors held nine regular meetings, no special meetings and one annual meeting during the year ended December 31, 2014. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).
Audit Committee.   The Audit Committee is currently comprised of Directors Ross, Ankli and Gelesko, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Ross serves as chair of the audit committee. Mr. Starks has been appointed to replace Mr. Gelesko effective as of the date of the Annual Meeting. The Audit Committee also serves as the audit committee of the board of directors of Edgewater Bank. The Board of Directors has determined that Mr. Ross qualifies as an “audit committee financial expert” as defined under applicable SEC rules because Mr. Ross is a certified public accountant and has over 30 years of accounting experience. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.
Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.edgewaterbank.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Edgewater Bancorp, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met four times during the year ended December 31, 2014.
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is currently comprised of Directors Gelesko, Ankli and Marohn, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Gelesko serves as chair of the Nominating and Corporate Governance Committee. Mr. Starks has been appointed to replace Mr. Gelesko effective as of the date of the Annual Meeting, and Mr. Marohn has been appointed to serve as chair of the Nominating and Corporate Governance Committee effective as of the date of the Annual Meeting. The Nominating and Corporate Governance Committee operates under a written charter which is available on our Internet website at www.edgewaterbank.com. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2014, but met two times during the prior year in connection with the mutual-to-stock conversion of Edgewater Bank and the organization of Edgewater Bancorp, Inc.
The Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating and Corporate Governance Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Nominating and Corporate Governance Committee also seeks directors who can continue to strengthen Edgewater Bank’s position in its community and can assist Edgewater Bank with business development through business and other community contacts. The Nominating and Corporate Governance Committee considers the following criteria in evaluating and selecting candidates for nomination:
•
the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;

•
the candidate’s relevant financial, regulatory and business experience and skills, including knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

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the candidate’s familiarity with the Edgewater Bancorp, Inc.’s market areas, participation in local business, civic, or charitable organizations, and contacts with and knowledge of local businesses;

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the candidate’s personal and professional integrity, honesty and reputation;

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the candidate’s ability to represent the best long-term interests of Edgewater Bancorp, Inc. and its stockholders, including potential for conflicts of interest with the candidate’s other endeavors;

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the candidate’s ability to devote sufficient time and energy to perform his or her duties, including the ability to attend meetings;

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whether or not the candidate would be independent under applicable SEC rules and Nasdaq listing standards for purposes of service on the Board of Directors or on any particular committee; and

•
any other factors that the Nominating and Corporate Governance Committee deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Edgewater Bancorp, Inc.’s stockholders, employees, customers and communities, the current composition and size of the Board of Directors, the balance of management and independent directors.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Edgewater Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

In accordance with our Bylaws, a person is not eligible for election or appointment to the Board of Directors: (a) if a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (b) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (c) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (d) other than the initial directors appointed in connection with the formation of the Edgewater Bancorp, Inc., if such person did not, at the time of his first election or appointment to the Board of Directors, maintain his principal residence within ten miles of an office of Edgewater Bancorp, Inc. or any subsidiary thereof for a period of at least one year prior to the date of his purported election or appointment to the Board of Directors. No person may serve on the Board of Directors if such person (a) is at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries, (b) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy, and confirm in writing his qualifications hereunder, (c) is a party to any agreement or understanding with a party other than Edgewater Bancorp, Inc. or a subsidiary that (x) provides him with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (y) materially limits his voting discretion with respect to the fundamental strategic direction of Edgewater Bancorp, Inc., or (z) materially impairs his ability to discharge his fiduciary duties with respect to the fundamental strategic direction of Edgewater Bancorp, Inc., or (d) has lost more than one election for service as a director of Edgewater Bancorp, Inc. No person may serve on the Board of Directors who is the nominee or representative, as those terms are defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n), of a company the directors, partners, trustees or 10% stockholders of which would not be eligible for election or appointment to the Board of Directors under the foregoing restrictions. The Board of Directors shall have the power to construe and apply the foregoing provisions and to make all determinations necessary or desirable to implement such provisions. In addition, no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if, at the time of such election, reelection, appointment or reappointment, such person shall have attained the age of 70, but no person shall be prohibited from serving the entirety of any term to which he was elected, regardless of whether such director attains the age of 70 during that term
During the year ended December 31, 2014 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.
The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 321 Main Street, St. Joseph, Michigan 49085. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Nominating and Corporate Governance Committee. Stockholders who wish to recommend a nominee must write to the Company’s Secretary and such communication must include:
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A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

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The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

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The class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

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A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

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A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

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The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

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The candidate’s written consent to serve as a director;

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A statement of the candidate’s business and educational experience and all other information relating to such person that would indicates such person’s qualification to serve on the Company’s Board of Directors;

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An affidavit that the candidate would not be disqualified under applicable provisions of the Bylaws of Edgewater Bancorp, Inc.; and

•
Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for Director by a stockholder must be received by the Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If  (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Secretary of Edgewater Bancorp, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the SEC, or on a website maintained by Edgewater Bancorp, Inc.) of the date of the annual meeting is first made. In the case of the Company’s first annual meeting of stockholders a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Company’s Secretary no later than the close of business on the later of  (i) the 120th day prior to the date of the annual meeting and (ii) the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the SEC, or on a website maintained by the Company) of the date of the annual meeting is first made.
Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.
It is important to distinguish between the recommendations of nominees by stockholders pursuant to this policy from a nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Edgewater Bancorp, Inc. See “Stockholder Proposals and Nominations.”
Compensation Committee.   The Compensation Committee is comprised of Directors Gottlieb, Ankli and Ross, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Gottlieb serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Edgewater Bancorp, Inc. or Edgewater Bank. The Compensation Committee also serves as the compensation committee of the board of directors of Edgewater Bank. The Compensation Committee did not meet during the year ended December 31, 2014, but met two times during the prior year in connection with the mutual-to-stock conversion of Edgewater Bank and the organization of Edgewater Bancorp, Inc.
The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommend to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee will also administer any stock-based incentive or compensation plan that Edgewater Bancorp, Inc. may adopt in the future. During the fiscal year ended December 31, 2014, the Compensation Committee did not engage any compensation consultants to assist it in making compensation related decisions.

The Compensation Committee operates under a written charter which is available on our Internet website at www.edgewaterbank.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.
Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:
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to attract, retain and motivate an experienced, competent executive management team;

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to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

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to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

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to encourage ownership of our common stock through stock-based compensation to all levels of management; and

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to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Edgewater Bancorp, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.
The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Edgewater Bancorp, Inc.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by the America Bankers Association as well as other surveys prepared by trade groups and independent benefit consultants. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.
Audit Committee Report
The Audit Committee has issued a report that states as follows:
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We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2014;

•
We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees” as amended; and

•
We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Edgewater Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
This report has been provided by the Audit Committee:
Stephen Ross, Chair
Kenneth F. Ankli III
F. Ronald Gelesko.
Transactions With Certain Related Persons
Loans and Extensions of Credit.   The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Edgewater Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Edgewater Bank makes loans to its directors, executive officers and employees through an employee loan program pursuant to which all origination fees are waived. The program applies only to first mortgages and consumer loans, including home equity lines of credit, and is available to all employees of Edgewater Bank.
The following tables sets forth loans made by Edgewater Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2014, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced interest rates pursuant to the employee loan program described above. Except for the reduced interest rates, all loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Edgewater Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.
Name	Type of Loan	Largest Aggregate Balance from January 1, 2014 to December 31, 2014	Interest Rate on December 31, 2014	Principal balance on December 31, 2014	Amount of Principal Paid from January 1, 2014 to December 31, 2014	Amount of Interest Paid from January 1, 2014 to December 31, 2014
Stephen Ross	Mortgage on Primary Home- Secondary Market(1)	$107,655	2.750%	$101,717	$5,938	$2,646
	Home Equity on Primary Home(2)	$11,969	4.250%	$10,709	$1,259	$233
	Commercial Line of Credit(3)	$—	4.250%	$—	$—	$—
	Consumer Loan	$45,000	3.990%	$42,271	$2,729	$585
James Marohn	Mortgage on Primary Home- Secondary Market(1)	$122,698	2.375%	$115,221	$7,477	$2,833
	Commercial Line of Credit(4)	$—	3.750%	$—	$—	$—
	Commercial Real Estate Mortgage(5)	$35,337	4.500%	$17,565	$17,772	$1,244
Robert Gottlieb	Home Equity on Second Home(2)	$80,411	4.250%	$55,129	$25,282	$2,423

Name	Type of Loan	Largest Aggregate Balance from January 1, 2014 to December 31, 2014	Interest Rate on December 31, 2014	Principal balance on December 31, 2014	Amount of Principal Paid from January 1, 2014 to December 31, 2014	Amount of Interest Paid from January 1, 2014 to December 31, 2014
Thomas Starks	Home Equity	$139,904	3.250%	$29	$139,875	$1,384
	Commercial Real Estate Mortgage(6)	$241,147	4.500%	$197,655	$43,492	$11,008
	Commercial Real Estate Mortgage(6)	$130,000	4.500%	$112,614	$17,386	$2,765
	Commercial Line of Credit(7)	$115,430	3.750%	$105,214	$26,086	$1,971
	Commercial Loan(8)	$129,055	4.000%	$94,374	$34,681	$4,319
	Commercial Loan(8)	$114,000	3.750%	$44,910	$69,090	$2,910
	Commercial Real Estate Mortgage(9)	$313,216	4.000%	$269,026	$44,190	$10,810
	Commercial Real Estate Mortgage(9)	$724,074	4.000%	$667,977	$56,097	$25,902
	Commercial Real Estate Mortgage(9)	$1,570,267	4.000%	$1,460,649	$109,618	$56,382
	Commercial Real Estate Mortgage(9)	$84,800	4.500%	$78,425	$6,375	$625
Kenneth Ankli	Mortgage on Primary Home- Secondary Market(1)	$332,520	2.875%	$308,162	$9,242	$24,358
Richard E. Dyer	Mortgage on Primary Home-	$190,320	3.000%	$165,707	$24,613	$5,387
	Secondary Market(1)
	Home Equity on Primary Home(2)	$—	4.250%	$—	$—	$—
Norma Tirado- Kellenberger	Construction Loan on Primary Home(10)	$187,257	3.880%	$187,257	$—	$943

(1)
Secondary Market mortgage loans are sold to Freddie Mac in their entirety; however, Edgewater Bank maintains the servicing on secondary market loans.

(2)
The credit limit is $50,000 for Stephen Ross $150,000 for Robert Gottlieb and $30,000 for Richard Dyer.

(3)
The commercial line of credit is to Stephen Ross & Company, P.C., an entity controlled by Stephen Ross. The credit line is $75,000.

(4)
The commercial line of credit is to Doubleday Office Products, Inc., an entity controlled by James Marohn. The credit line is $100,000.

(5)
The commercial real estate mortgage is to Arcadia Holdings, LLC, an entity controlled by James Marohn.

(6)
The commercial real estate loan is to RTR, an entity controlled by Thomas Starks.

(7)
The commercial line of credit is to Starks Family Funeral Homes, an entity controlled by Thomas Starks. The credit line is $150,000.

(8)
The commercial loan is to Starks Family Funeral Homes, an entity controlled by Thomas Starks.

(9)
The commercial real estate loan is to Starks Investments, an entity controlled by Thomas Starks.

(10)
The construction loan is for up to $604,577 and will convert to a residential mortgage upon completion of the project.

Other than as described above and except for directors and executive officers whose loans were made on preferential terms but for which the principal balance has been less than $120,000 since January 1, 2014, all loans made by Edgewater Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Edgewater Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Edgewater Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. In addition, loans made to a director or executive officer must be approved in advance by a lending officer, the loan committee or the board of directors, depending on the amount of the loan, and the Chief Executive Officer. The aggregate amount of our loans to our executive officers and directors and their related entities was $4.7 million at December 31, 2014. Of this total, $779,000 relates to secondary market mortgage loans that were sold to Freddie Mac in their entirety. Edgewater Bank maintains the servicing on these secondary market loans. As of December 31, 2014, these loans were performing according to their original repayment terms.
Executive Officer Compensation
Summary Compensation Table.   The table below summarizes the total compensation paid to or earned by Richared E. Dyer, our President and Chief Executive Officer and Coleen S. Frens-Rossman, who serves as our Senior Vice President and Chief Financial Officer, for the years ended December 31, 2014 and December 31, 2013. Each individual listed in the table below is referred to as a named executive.
Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation(2) ($)	Total ($)
Richard E. Dyer President & Chief Executive Officer	2014	165,768	—	8,453	174,221
	2013	165,615	—	8,539	174,154
Coleen S. Frens-Rossman Senior Vice President and Chief Financial Officer	2014	136,558	—	5,462	142,020
	2013	130,577	—	2,654	133,231

(1)
For 2014, the amounts in this column reflect what Edgewater Bancorp, Inc. or Edgewater Bank paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the following table:

Name	Auto Expenses ($)	Board Fees ($)	Employer Contributions to 401(k) Plan ($)	ESOP Awards ($)	Total All Other Compensation ($)
Richard E. Dyer	1,898	—	6,555	—	8,453
Coleen S. Frens-Rossman	—	—	5,462	—	5,462
Employment Agreements.   Edgewater Bancorp and Edgewater Bank entered into employment agreements with each of Mr. Richard E. Dyer and Ms. Coleen S. Frens-Rossman effective as of the date of the Edgewater Bancorp, Inc. offering, which was January 16, 2014. Our continued success depends to a significant degree on the skills and competence of Mr. Dyer and Ms. Frens-Rossman and the employment agreements are intended to ensure that we maintain a stable management base following the conversion and offering.
Each agreement has substantially similar terms and has an initial term of three years. Commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salaries for Mr. Richard E. Dyer and Ms. Coleen S. Frens-Rossman are $162,000 and $135,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees, including executive health benefits and, for Mr. Dyer only, automobile benefits. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 25 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Edgewater Bank, or (e) a material breach of the employment agreement by Edgewater Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Edgewater Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if such coverage is not permitted by applicable law or if providing such benefits would subject Edgewater Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits.
In the event of a change in control of Edgewater Bank or Edgewater Bancorp, Inc. followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of  (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Edgewater Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment, or if such coverage is not permitted by applicable law or if providing such benefits would subject Edgewater Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.
Under the employment agreement, if the executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by Edgewater Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, Edgewater Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability. Edgewater Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of  (i) the date the executive returns to full-time employment with Edgewater Bank, (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.
In the event of executive’s death, his or her estate or beneficiaries will be paid the executive’s base salary for one year from executive’s death, and the executive’s family will be entitled to continued non-taxable medical, dental and other insurance for twelve months following the executive’s death.
Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete, or to solicit business or employees of Edgewater Bank and Edgewater Bancorp, Inc. for a period of one year following termination of employment.
401(k) Plan.   In connection with the conversion, Edgewater Bank adopted the Edgewater Bank 401(k) Plan (“401(k) Plan”), effective October 15, 2012. The 401(k) Plan amended and superseded the previous Edgewater Bank 401(k) Plan. Employees who have attained age 21 and completed three months of employment are eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2014, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500, for a total contribution of  $23,000. In addition to salary deferral contributions, Edgewater Bank may make matching contributions and profit sharing contributions. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of his or her termination of employment with Edgewater Bank.
Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options. Each participant is allowed to invest his or her account balance in the common stock of Edgewater Bancorp, Inc. through the Edgewater Bancorp, Inc. Stock Fund.
Defined Benefit Pension Plan.   Edgewater Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a tax-qualified multi-employer defined benefit pension plan (the “Pension Plan”). Effective June 1, 2010, the annual benefit provided to employees under the Pension Plan was frozen. Freezing the Pension Plan eliminated all future benefit accruals; however, the accrued benefit as of June 1, 2010 remains. During the year ended December 31, 2014, Edgewater Bank recognized $142,715 as a Pension Plan expense.
Employee Stock Ownership Plan.   In connection with the conversion, Edgewater Bank adopted an employee stock ownership plan for eligible employees effective January 1, 2014. Edgewater Bancorp, Inc.’s named executive officers are eligible to participate in the employee stock ownership plan just like any other employee. Eligible employees who have attained age 21 will begin participation in the employee stock ownership plan upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.
The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 53,431 shares of common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a loan from Edgewater Bancorp, Inc. equal to the aggregate purchase price of the common stock, which was $534,310. The loan will be repaid principally through Edgewater Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 25-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.
The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year over a 6-year period, beginning in the second year. Participants who were employed by Edgewater Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.
The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Director Compensation
The following table sets forth for the fiscal year ended December 31, 2014 certain information as to the total remuneration we paid to our directors other than to our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “Executive Officer Compensation — Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Kenneth F. Ankli III	12,800	—	12,800
F. Ronald Gelesko(1)	12,800	—	12,800
Robert D. Gottlieb	12,500	—	12,500
James R. Marohn	12,000	—	12,000
Stephen Ross	12,800	—	12,800
Thomas L. Starks(2)	8,000	—	8,000

(1)
Mr. Gelesko attained the age of 70 during his current term and, in accordance with the Company’s Bylaws, may not be nominated for re-election.

(2)
Mr. Starks was appointed to the Board of Directors effective April 11, 2014.

Director Fees
For the fiscal year ended December 31, 2014, each director of Edgewater Bancorp was paid an annual retainer of  $6,000, and a fee of  $500 for each monthly board meeting and each special meeting attended during the fiscal year. Additionally, each director was a paid a fee of  $200 for each meeting of the Audit Committee, Nominating and Corporate Governance Committee, and the Compensation Committee attended. Committee meeting fees are not paid if the meeting occurs immediately prior to or subsequent to a board meeting. Each person who serves as a director of Edgewater Bancorp, Inc. also serves as a director of Edgewater Bank. Edgewater Bancorp, Inc. does not separately compensate directors for service on the board of directors or committees of Edgewater Bank.
Securities Authorized for Issuance Under Equity Compensation Plans
At December 31, 2014, there were no shares of any class of Edgewater Bancorp, Inc. securities authorized for issuance under an equity compensation plan.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of Edgewater Bancorp, Inc. has approved the engagement of BKD, LLP to be our independent registered public accounting firm for the year ending December 31, 2015, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of BKD, LLP for the year ending December 31, 2015. A representative of BKD, LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.
Even if the engagement of BKD, LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Edgewater Bancorp, Inc. and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by BKD, LLP during the years ended December 31, 2014 and December 31, 2013.
	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$100,500	$256,000
Audit-Related Fees	$—	$—
Tax Fees	$12,200	$—
All Other Fees	$—	$—
Audit Fees.   Audit fees consist of fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings.
Audit Related Fees.   There were no fees billed to us during the years ended December 31, 2014 and 2013 for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “— Audit Fees.”
Tax Fees.   Tax fees consist of fees bill to us for professional services rendered for tax preparation, tax consultation and tax compliance.
All Other Fees.   There were no fees billed to us during the years ended December 31, 2014 and 2013 for services that are not described above.
The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, is compatible with maintaining the independence of BKD, LLP. The Audit Committee concluded that performing such services does not affect the independence of BKD, LLP in performing its function as our independent registered public accounting firm.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of BKD, LLP.
The Board of Directors recommends a vote “FOR” the ratification of BKD, LLP as independent registered public accounting firm for the year ending December 31, 2015.

STOCKHOLDER PROPOSALS AND NOMINATIONS
In order to be eligible for inclusion in the proxy materials for our 2016 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Edgewater Bancorp, Inc.’s executive office, 321 Main Street, St. Joseph, Michigan 49085, no later than December 16, 2015, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2016 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
In order to be considered at our 2016 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting or a director nomination must be delivered or mailed to and received by the Secretary at our executive office by not later than the close of business on the 90th day prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting; provided, that if  (A) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice must be delivered or mailed to and received by the Secretary at our executive office not later than the tenth day following the day following the date on which notice of such meeting was mailed to stockholders or was otherwise disclosed in a press release reported by a nationally recognized news service, in a document publicly filed or furnished with the Securities and Exchange Commission, or on our website. With respect to our first annual meeting of stockholders, such notice must be mailed to and received by the Secretary of the Corporation not later than the close of business on the later of  (i) the 120th day prior to the date of the annual meeting and (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.
The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Edgewater Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Edgewater Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Edgewater Bancorp, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Bylaws or Edgewater Bancorp, Inc.; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the books of Edgewater Bancorp, Inc., and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Edgewater Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.
Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.
MISCELLANEOUS
The cost of solicitation of proxies will be borne by Edgewater Bancorp, Inc. Edgewater Bancorp, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Edgewater Bancorp, Inc. may solicit proxies personally or by telephone without additional compensation.
A COPY OF EDGEWATER BANCORP, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, 321 MAIN STREET, ST. JOSEPH, MICHIGAN 49085 OR BY CALLING (269) 982-4175.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Edgewater Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2014 Annual Report to Stockholders are each available on the Internet at www.edocumentview.com/egdw.
BY ORDER OF THE BOARD OF DIRECTORS

Cheryl Moeslein
Secretary
St. Joseph, Michigan
April 14, 2015

IMPORTANT ANNUAL MEETING INFORMATIONUsing a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X021N4D1 U PX +Annual Meeting Proxy Card.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowNOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation,sign in corporation’s name by an authorized officer. If a partnership, please sign in partnership’s name by an authorized person.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+B Non-Voting ItemsA Proposals — The Board of Directors recommends a vote ‘‘FOR’’ Items 1 and 2.Change of Address — Please print new address below.01 - Robert D. Gottlieb(to serve for a one-year term)04 - Norma Tirado Kellenberger(to serve for a three-year term)02 - Lynn C. Todman(to serve for a two-year term)03 - Thomas L. Starks(to serve for a three-year term)1. Election of Directors:For Against Abstain2. Proposal to ratify the appointment of BKD, LLP as theCompany’s independent registered public accounting firm forthe year ending December 31, 2015.3. In their discretion, the Proxies are authorized to vote on suchother matters as may properly come before the meeting.For Against Abstain For Against Abstain For Against AbstainIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Electronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by1:00 a.m., Eastern Time, on May 14, 2015.Vote by Internet Go to www.investorvote.com/EGDW Or scan the QR code with your smartphone. Follow the steps outlined on the secure website.Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone. Follow the instructions provided by the recorded message.

321 Main StreetSt. Joseph, MI 49085THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned appoints Kenneth F. Ankli III and James R. Marohn as Proxies, each with power to appoint his substitute, and hereby authorizes them torepresent and to vote, as designated on the reverse side, all shares of the common stock of Edgewater Bancorp, Inc. held of record by the undersigned onMarch 30, 2015, at The Oak Room at the Citadel, 91 Hinkley Street, Benton Harbor, Michigan 49022 at 9:00 a.m. local time, on May 14, 2015.If no choice is specified, this Proxy will be voted ‘‘FOR’’ the Director nominees in the Proxy Statement, and ‘‘FOR’’ Item 2. In the absence of aninstruction to the contrary, this Proxy will be voted in the accordance with the recommendations of the Board of Directors on the proposals statedherein and at the discretion of the Proxies on any other business.PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE..Proxy — Edgewater Bancorp, Inc.Dear Shareholder:Edgewater Bancorp, Inc. encourages you to take advantage of a convenient way by which you can voteyour shares. You can vote your shares electronically through the Internet or by telephone. Thiseliminates the need to return the proxy card.To vote your shares electronically you must use the control number printed on the reverse side in thegray bar. The number that appears in the gray bar on the reverse must be used to accessthe system.IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.